Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
Prime Medicine, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.00001 par value per share	Rule Rule 457(h)	3,947,932(2)	$5.24(3)	$20,687,164	$0.00011020	$2,279.73
Equity	Common Stock, $0.00001 par value per share	Rule 457	7,877,166 (4)	$18.00 (5)	$141,788,988	$0.00011020	$15,625.15
Equity	Common Stock, $0.00001 par value per share	Rule 457	164,522 (6)	$18.00 (5)	$2,961,396	$0.00011020	$326.35
Equity	Common Stock, $0.00001 par value per share	Rule 457(a)	971,350 (7)	$15.30 (8)	$14,861,655	$0.00011020	$1,637.76
Total Offering Amounts					$180,299,203		—
Total Fees Previously Paid							0
Total Fee Offsets							0
Net Fee Due							$19,868.99
(1)    Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2022 Stock Option and Incentive Plan (the “2022 Plan), the Registrant’s 2022 Employee Stock Purchase Plan (the “2022 ESPP”) and/or the Registrant’s 2019 Stock Option and Grant Plan (the “2019 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2)    Represents shares of common stock issuable upon the exercise of outstanding stock options awards under the 2019 Plan as of the date of this Registration Statement. No further grants will be made under the 2019 Plan. To the extent outstanding options granted under the 2019 Plan are cancelled, forfeited or otherwise terminated without being exercised and would otherwise have been returned to the share reserve under the 2019 Plan, the number of shares underlying such awards will be available for future grant under the 2022 Plan.
(3)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $5.24, the weighted average exercise price (rounded to the nearest cent) of the outstanding option awards under the 2019 Plan as of the date of this Registration Statement.
(4)    Represents shares of common stock reserved for issuance under the 2022 Plan. In addition to the shares registered under the 2022 Plan, to the extent that awards outstanding under the 2019 Plan as of the date of this Registration Statement are cancelled, forfeited, are held back upon exercise or settlement of an award to cover any exercise price, as applicable, or tax withholding, are reacquired by the Registrant prior to vesting, are satisfied without the issuance of stock or are otherwise terminated (other than by exercise)

subsequent to the date of this Registration Statement, the shares reserved for issuance pursuant to such awards will become available for issuance under the 2022 Plan. The 2022 Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2022 Plan on January 1, 2023 and each January 1 thereafter. The number of shares added each year will be equal to the lesser of: (i) five percent (5%) of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) such lesser number of shares as determined by the Administrator (as such term is defined in the in the 2022 Plan).
(5)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on $18.00, the maximum initial public offering price of the registrant’s common stock set forth in the registrant’s preliminary prospectus dated October 17, 2022 relating to its initial public offering. Pursuant to the 2022 Plan, the purchase price of the shares of common stock reserved for issuance thereunder will be the fair market value of a share of common stock as set forth on the cover page for the final prospectus relating to the Registrant’s initial public offering.
(6)    Consists of options to purchase 164,522 shares of common stock granted and outstanding under our 2022 Plan as of the date of this Registration Statement.
(7)    Represents shares of common stock reserved for future issuance under the 2022 ESPP. The number of shares of common stock reserved for future issuance under the 2022 ESPP will automatically increase on January 1, 2023 and each January 1 thereafter through January 1, 2032, in an amount equal to the least of: (i) 971,350 shares of common stock, (ii) one percent (1%) of the outstanding shares of common stock issued and outstanding on the immediately preceding December 31, or (iii) such number of shares as determined by the Administrator (as such term is defined in the 2022 ESPP).
(8)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act, and based on 85% of $18.00, the maximum initial public offering price of the registrant’s common stock set forth in the registrant’s preliminary prospectus dated October 17, 2022 relating to its initial public offering. Pursuant to the 2022 ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the fair market value of a share of common stock on the first trading day of the offering period or on the exercise date, whichever is less.